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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Second Quarter Fiscal 2019 Results

HOUSTON, TX - April 22, 2019 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week second quarter fiscal 2019 referred to as “second quarter.” Comparisons in this earnings release are for the second quarter compared to second quarter fiscal 2018.

Second Quarter Key Metrics

•	Same-store sales decreased 3.3%

•	Culinary Contract Services sales increased by 28% to $7.5 million, up from $5.9 million

•	Income from continuing operations of $6.6 million (including $12.7 million in gains on sales of property) compared to loss of $11.5 million in the second quarter fiscal 2018

•	Store level profit was 10.7%, up from 7.7% -- a 300 basis points improvement (see non-GAAP reconciliation below)

•	Adjusted EBITDA increased $2.9 million (see non-GAAP reconciliation below)

Chris Pappas, President and CEO, commented, “We continue to make positive progress through our turn-around efforts to reduce costs while repositioning our brands for improved sales and increased store-level profit efficiencies to drive better financial results in 2019 and beyond. Since the beginning of the second quarter last year, we have closed 27 underperforming units and through our $45.0 million asset sales program that began last year, we have generated proceeds of $34.7 million.

“Cost management remains a primary focus throughout our organization and even after adjusting for the number of closed stores, our cost run-rate came down in the second quarter. Store-level profit as a percentage of restaurant sales improved in the second quarter to 10.7% compared to 7.7% in the same quarter last year due primarily to effective cost controls to reduce food and supply expenses, efficient hourly labor scheduling, and reductions in repairs and maintenance expense.

“While our same-store sale results for the quarter are below our expectations for the full year, they improved sequentially at both our Luby's Cafeteria and Fuddruckers brands. Our chief operating officer, Todd Coutee, continues to realign our organization by putting the right people in the right positions. Todd and the team are also hard at work at several initiatives to enhance sales at each brand with new everyday value choices, focus on convenience and the dinner meal part, and re-introducing a breakfast service option at several Luby’s locations.

“Lastly, as we transition to primarily a franchise model for Fuddruckers, we converted five company-operated Fuddruckers restaurants to franchise-operated restaurants. These restaurants are in the San Antonio market and were transferred in early April to a new franchise operator with prior Fuddruckers experience. We continue to work on additional re-franchising opportunities in markets outside of our home market in Houston, Texas.”

2019 Same-Store Sales Year-Over-Year Comparison

	Q1 2019	Q2 2019	YTD 2019
Luby's Cafeterias	(3.0)%	(2.2)%	(2.6)%
Fuddruckers	(11.2)%	(5.3)%	(8.8)%
Combo locations (1)	(11.1)%	(7.1)%	(9.5)%
Cheeseburger in Paradise	(0.6)%	(3.1)%	(1.6)%
Total same-store sales (2)	(5.5)%	(3.3)%	(4.6)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the second quarter, there were 75 Luby’s Cafeterias locations, 48 Fuddruckers locations, all six Combo locations, and one Cheeseburger in Paradise location that met the definition of same-stores.

.

Second Quarter Restaurant Sales:
($ thousands)

Restaurant Brand	Q2 2019	Q2 2018	Change ($)	Change (%)
Luby’s Cafeterias	$44,366	$47,261	$(2,895)	(6.1)%
Fuddruckers	16,156	19,941	(3,785)	(19.0)%
Combo locations	4,355	4,685	(330)	(7.0)%
Cheeseburger in Paradise	592	2,465	(1,873)	(76.0)%
Other Revenue	(100)	—	(100)
Total Restaurant Sales	$65,369	$74,352	$(8,983)	(12.1)%

Note: Luby's Cafeterias store count reduced from 82 at Q2 2018 start to 75 at Q2 2019 end; Fuddruckers store count reduced from 62 at Q2 2018 start to 48 at Q2 2019 end; Combo location count at six (12 restaurants) at Q2 2018 start and at Q2 2019 end; Combo restaurant sales change percent differs from Combo same-store sales change percent due to rounding. Cheeseburger in Paradise store count reduced from seven at Q2 2018 start to one at Q2 2019 end.

•
Luby’s Cafeterias sales decreased $2.9 million versus the second quarter fiscal 2018, due to the closure of seven locations over the prior year and a 2.2% decrease in Luby’s same-store sales. The decrease in same-store sales was the result of a 4.0% decrease in guest traffic, partially offset by a 1.9% increase in average spend per guest.

•
Fuddruckers sales at company-owned restaurants decreased $3.8 million versus the second quarter fiscal 2018, due to 14 restaurant closings and a 5.3% decrease in same-store sales. The decrease in same-store sales was the result of a 9.3% decrease in guest traffic, partially offset by a 4.4% increase in average spend per guest.

•	Combo location sales decreased $0.3 million, or 7.0%, versus second quarter fiscal 2018.

•
Cheeseburger in Paradise sales decreased $1.9 million. The decrease in sales is related to reducing operations to a single store compared to operating seven locations in the second quarter fiscal 2018.

•	Income from continuing operations was $6.6 million, or $0.22 per diluted share, compared to a loss of $11.5 million, or $0.38 per diluted share, in the second quarter fiscal 2018.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $7.0 million, or 10.7% of restaurant sales, in the second quarter compared to $5.7 million, or 7.7% of restaurant sales, in the second quarter fiscal 2018. The improvement in store level profit, despite a decline in same-store sales, was the result of effective cost management in several areas. Food costs as percent of restaurant sales decreased as we focused on on a return to "classic favorites" with favorable food costs as well as an overall higher average spend per guest. Our restaurant supplies expense and repairs and maintenance expense each experienced significant reductions over prior year as these expenses continued to be opportunities of focus. We also managed to reduce our hourly labor costs on a per store basis through efficient restaurant staffing. Store level profit is a non-GAAP measure, and reconciliation to loss from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues increased by $1.7 million to $7.5 million with 33 operating locations during the second quarter. New locations contributed approximately $1.4 million in revenue and locations continually operated over the prior full year increased revenue approximately $0.3 million. Culinary Contract Services profit margin increased to 11.0% of Culinary Contract Services sales in the second quarter compared to 3.6% in the second quarter fiscal 2018.

•
Selling, general and administrative expenses decreased $0.2 million. Removing one-time proxy-solicitation and communication costs of approximately $1.0 million, selling, general and administrative expenses decreased $1.2 million. The decrease reflects reductions in corporate staff and related costs as well as reductions in other overhead expenses, including general liability claims expense, corporate travel, and corporate supplies expense. Included in selling, general, and administrative expenses was approximately $0.8 million in marketing and advertising expense which represents 1.0% of total sales.

Balance Sheet and Capital Expenditures

We ended the second quarter with net debt (total debt less cash) of $29.6 million, a decrease from $35.8 million at the end of fiscal 2018. During the second quarter, our capital expenditures decreased to $0.7 million compared to $3.7 million in the second quarter fiscal 2018. At the end of the second quarter, we had $3.9 million in available cash, $10.8 million in restricted cash, and $115.1 million in total shareholders’ equity.

Restaurant Counts:

	August 29, 2018	FY19 YTD Q2 Openings	FY19 YTD Q2 Closings	March 13, 2019
Luby’s Cafeterias(1)	84	—	(3)	81
Fuddruckers Restaurants(1)	60	—	(6)	54
Cheeseburger in Paradise	2	—	(1)	1
Total	146	—	(10)	136

(1)	Includes 6 restaurants that are part of Combo locations

Conference Call

Luby’s will host a conference call on April 22, 2019 at 10:00 a.m. Central Time to discuss further its second quarter fiscal 2019 results. To access the call live, dial (412) 902-0030 and use the access code 13689012#
at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through April 29, 2019 and may be accessed by calling (201) 612-7415 and using the access code 13689012#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 136 restaurants nationally as of March 13, 2019: 81 Luby’s Cafeterias, 54 Fuddruckers, one Cheeseburger in Paradise restaurants. Luby's is the franchisor for 102 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Colombia, and Panama. Luby's Culinary Contract Services provides food service management to 33 sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Two Quarters Ended
	March 13, 2019	March 14, 2018	March 13, 2019	March 14, 2018
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)
SALES:
Restaurant sales	$65,369	$74,352	$156,468	$178,934
Culinary contract services	7,543	5,889	17,039	12,774
Franchise revenue	1,421	1,401	3,644	3,288
Vending revenue	90	151	190	294
TOTAL SALES	74,423	81,793	177,341	195,290
COSTS AND EXPENSES:
Cost of food	18,144	21,181	43,226	50,936
Payroll and related costs	24,730	28,512	59,244	66,640
Other operating expenses	11,412	14,360	27,914	33,858
Occupancy costs	4,166	4,707	10,041	10,968
Opening costs	11	331	44	406
Cost of culinary contract services	6,717	5,677	15,532	12,009
Cost of franchise operations	247	369	519	856
Depreciation and amortization	3,222	3,998	8,126	9,351
Selling, general and administrative expenses	9,017	9,188	20,240	20,712
Provision for asset impairments and restaurant closings	1,195	1,407	2,422	2,252
Net loss (gain) on disposition of property and equipment	(12,651)	(204)	(12,501)	18
Total costs and expenses	66,210	89,526	174,807	208,006
INCOME (LOSS) FROM OPERATIONS	8,213	(7,733)	2,534	(12,716)
Interest income	19	5	19	11
Interest expense	(1,554)	(545)	(3,269)	(1,194)
Other income, net	55	194	86	309
Income (loss) before income taxes and discontinued operations	6,733	(8,079)	(630)	(13,590)
Provision for income taxes	93	3,382	213	3,373
Income (loss) from continuing operations	6,640	(11,461)	(843)	(16,963)
Loss from discontinued operations, net of income taxes	(8)	(110)	(13)	(145)
NET INCOME (LOSS)	$6,632	$(11,571)	$(856)	$(17,108)
Income (loss) per share from continuing operations:
Basic	$0.22	$(0.38)	$(0.03)	$(0.57)
Assuming dilution	$0.22	$(0.38)	$(0.03)	$(0.57)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.01)	$(0.00)	$(0.00)
Assuming dilution	$(0.00)	$(0.01)	$(0.00)	$(0.00)
Net income (loss) per share:
Basic	$0.22	$(0.39)	$(0.03)	$(0.57)
Assuming dilution	$0.22	$(0.39)	$(0.03)	$(0.57)
Weighted average shares outstanding:
Basic	29,769	29,950	29,671	29,802
Assuming dilution	29,799	29,950	29,671	29,802

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Two Quarters Ended
	March 13, 2019	March 14, 2018	March 13, 2019	March 14, 2018
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Restaurant sales	87.8%	90.9%	88.2%	91.6%
Culinary contract services	10.1%	7.2%	9.6%	6.5%
Franchise revenue	1.9%	1.7%	2.1%	1.7%
Vending revenue	0.1%	0.2%	0.1%	0.2%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:

(As a percentage of restaurant sales)
Cost of food	27.8%	28.5%	27.6%	28.5%
Payroll and related costs	37.8%	38.3%	37.9%	37.2%
Other operating expenses	17.5%	19.3%	17.8%	18.9%
Occupancy costs	6.4%	6.3%	6.4%	6.1%
Vending revenue	(0.1)%	(0.2)%	(0.1)%	(0.2)%
Store level profit	10.7%	7.7%	10.4%	9.4%

(As a percentage of total sales)
Marketing and advertising expenses	1.0%	0.9%	1.0%	1.1%
One-time expenses[1]	1.4%		1.2%
General and administrative expenses	9.7%	10.3%	9.2%	9.5%
Selling, general and administrative expenses	12.1%	11.2%	11.4%	10.6%

1 One-time expenses include proxy solicitation and communication costs and severance expense

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 13, 2019	August 29, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,907	$3,722
Restricted cash and cash equivalents	10,832	—
Trade accounts and other receivables, net	9,201	8,787
Food and supply inventories	4,067	4,022
Prepaid expenses	2,688	3,219
Total current assets	30,695	19,750
Property held for sale	14,940	19,469
Assets related to discontinued operations	1,813	1,813
Property and equipment, net	130,921	138,287
Intangible assets, net	17,286	18,179
Goodwill	555	555
Other assets	1,372	1,936
Total assets	$197,582	$199,989
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,192	$10,457
Liabilities related to discontinued operations	4	14
Current portion of credit facility debt	—	39,338
Accrued expenses and other liabilities	25,030	31,755
Total current liabilities	34,226	81,564
Credit facility debt, less current portion	40,674	—
Liabilities related to discontinued operations	16	16
Other liabilities	7,583	5,781
Total liabilities	$82,499	$87,361
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 30,289,492 and 30,003,642; and shares outstanding were 29,789,492 and 29,503,642, at March 13, 2019 and August 29, 2018, respectively	9,693	9,602
Paid-in capital	34,614	33,872
Retained earnings	75,551	73,929
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	115,083	112,628
Total liabilities and shareholders’ equity	$197,582	$199,989

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Two Quarters Ended
	March 13, 2019	March 14, 2018
	(28 weeks)	(28 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(856)	$(17,108)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for asset impairments and net losses (gains) on property sales	(10,079)	2,271
Depreciation and amortization	8,126	9,351
Amortization of debt issuance cost	811	70
Share-based compensation expense	823	1,252
Deferred tax provision	—	3,494
Cash used in operating activities before changes in operating assets and liabilities	(1,175)	(670)
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(414)	(376)
Increase in food and supply inventories	(45)	(188)
Decrease in prepaid expenses and other assets	1,115	218
Decrease in accounts payable, accrued expenses and other liabilities	(7,110)	(1,121)
Net cash used in operating activities	(7,629)	(2,137)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	20,444	2,805
Insurance proceeds	—	756
Purchases of property and equipment	(1,781)	(8,030)
Net cash provided by (used in) investing activities	18,663	(4,469)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	34,500	47,900
Revolver repayments	(54,500)	(39,300)
Proceeds from term loan	58,400	—
Term loan repayments	(35,169)	(1,415)
Debt issuance costs	(3,236)	—
Taxes paid on equity withheld	(12)	(70)
Net cash provided by (used in) financing activities	(17)	7,115
Net increase in cash and cash equivalents and restricted cash	11,017	509
Cash and cash equivalents and restricted cash at beginning of period	3,722	1,096
Cash and cash equivalents and restricted cash at end of period	$14,739	$1,605
Cash paid for:
Income taxes	$51	$—
Interest	1,951	1,065

Store Level Profit

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs, is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

($ thousands)	Quarter Ended		Two Quarters Ended
	March 13, 2019	March 14, 2018	March 13, 2019	March 14, 2018
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Store level profit	$7,007	$5,743	$16,233	$16,826

Plus:
Sales from culinary contract services	7,543	5,889	17,039	12,774
Sales from franchise operations	1,421	1,401	3,644	3,288

Less:
Opening costs	11	331	44	406
Cost of culinary contract services	6,717	5,677	15,532	12,009
Cost of franchise operations	247	369	519	856
Depreciation and amortization	3,222	3,998	8,126	9,351
Selling, general and administrative expenses	9,017	9,188	20,240	20,712
Provision for asset impairments and restaurant closings	1,195	1,407	2,422	2,252
Net loss (gain) on disposition of property and equipment	(12,651)	(204)	(12,501)	18
Interest income	(19)	(5)	(19)	(11)
Interest expense	1,554	545	3,269	1,194
Other income, net	(55)	(194)	(86)	(309)
Provision for income taxes	93	3,382	213	3,373
Income (loss) from continuing operations	$6,640	$(11,461)	$(843)	$(16,963)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization, and excluding net loss (gain) on disposing of property and equipment, provision for asset impairments and restaurant closings, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Two Quarters Ended
	March 13, 2019	March 14, 2018	March 13, 2019	March 14, 2018
	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Income (loss) from continuing operations	$6,640	$(11,461)	$(843)	$(16,963)
Depreciation and amortization	3,222	3,998	8,126	9,351
Provision for income taxes	93	3,382	213	3,373
Interest expense	1,554	545	3,269	1,194
Interest income	(19)	(5)	(19)	(11)
Net loss (gain) on disposition of property and equipment	(12,651)	(204)	(12,501)	18
Provision for asset impairments and restaurant closings	1,195	1,407	2,422	2,252
Non-cash compensation expense	398	291	823	848
Franchise Taxes	42	42	108	101
Decrease / (Increase) in Fair Value of Derivative	—	(454)	88	(627)
Adjusted EBITDA	$474	$(2,459)	$1,686	$(464)